Senior Management Staff Employment Contract

(1)

Party A (Employer): DaLian Vitup Management Holdings Co., Ltd

Legal Representative: Wang Shubin (Chairman)

Party B (Employee): Zheng Yan

ID Card No.: 210211197105260169

In order to establish employment relationship and identify the rights and obligations, the abovementioned two parties have reached an agreement in accordance with Labor Law of the People’ s Republic of China and relevant applicable rules and regulations, on the principle of equality and mutual benefit and through friendly negotiations on the terms and conditions as follows:

Article 1 Subject Matter

Party A and Party B both agree that this Contract constitutes a basic guideline for identification of respective rights and obligations and adjustment of activities of both parties.

Article 2 Working Post and Contents

2.1 Party A agrees to employ Party B as the Chief Financial Officer of Dalian Vitup.

2.2 Party A may adjust Party B’s post or title according to working requirements.

2.3 In case that the content prescribed in item 2.1 or 2.1 of this Article 2 shall only take effect by going through a specific procedure as may set forth in the articles of association of Party A, such items will be effective as from the date of the completion of such procedure.

2.4 The working content of Party B shall be determined according to the description as set forth in the articles of association of Party A.

Article 3 Term of Contract

3.1 This Contract is effective for five years, from September 1, 2006 to September 2, 2011.

3.2 The probation period is   3  months, from   September 1,2006  (date, month, year) to December 1,2006    (date, month, year)

3.3 Upon the expiry of this Contract, if neither party has put forward the termination of this Contract to the other party, this Contract will be automatically renewed for   5   years, but such renewal shall be only once for all.

Article 4 Working Hours

4.1 Party A carries out standard working hours system of 40 hours per week, however, Party A may arrange Party B to work overtime due to specific working requirements.

4.2 As a compensation for overtime working of Party B, Party A agrees to arrange fro Party B a paid holiday not less than 15 consecutive days each year. Such paid holiday may be accumulated on annual basis.

Article 5 Labor Protections and Labor Conditions and Treatment

5.1 Party A shall provide Party B with the following labor protective articles in accordance with the provisions of laws, rules and regulations of the People’s Republic of China:

5.1.1

5.1.2

5.1.3

5.1.4

5.1.5

5.2 According to the working requirements, Party A shall provide Party B with the following articles:

5.2.1

5.2.2

5.2.3

5.2.4

5.2.5

5.3 All articles or goods provided to Party B by Party A according to the provisions of item 5.1 and 5.2 of this Article 5 are owned by Party A and shall return to it within seven days after the termination of this Contract. In case that any of such articles or goods is damaged resulting from the fault of Party B, Party B shall be responsible to make price indemnification according to the loss degree as result of such damage caused by Party B.

5.4 In case of any content as prescribed in the Article 2 of this Contract takes any change, Party A may make corresponding changes to the contents of this Article 5.2.

5.5 In case that during the execution of this Contract, Party A provides to Party B any articles or goods otherwise not set forth in this Article of 5.1 or 5.2, both parties shall go through a hand-over procedure in writing, which shall be deemed as the supplement for this Article of 5.1 or 5.2 and an integral part of the Contract herein.

Article 6 Remuneration

6.1 Party A shall pay Party B regularly a salary on monthly basis in currency.

6.2 Party B’s annual salary will be USD $ 10,000, and his or her monthly salary in the probation period will be USD $   667. Party B shall observe the time and procedure as prescribed by Party A for the acquirement of his or her remuneration.

6.3 Party A may withhold or deduct Party B’s salary in accordance with the stipulations of its administrative or provisional regulations or institutions.

Article 7 Labor Insurance

7.1 Party A shall transact social insurance for Party B in accordance with the relevant regulations of the local government where Party B takes his/her office and shall be responsible for the payment of the part social security contribution legally undertook by it.

7.2 Party A may determine the amount of social insurance contribution payable by Party B according to the local social average wage level of where Party B takes his/her office.

Article 8 Non-Competitive Agreement

8.1 Party A and Party B agree that within the term of this Contract and the two years after the termination of this Contract, Party B shall not conduct any of the following competitive activities:

8.1.1 Work or take part-time job in any company or unit that is engaged in the same kind of business or business similar to that engaged by Party A

8.1.2 Individually or cooperatively with any other party to invest to set up any company or unit that is engaged in the same kind of business or business similar to that engaged by Party A.

8.1.3 Act as an agent for business operation of any other company or unit that is engaged in the same kind of business or business similar to that engaged by Party A.

8.1.4 Any other circumstance that may be deemed as a competitive activity.

8.2 The scope of main business of Party A shall be determined by the contents of business that Party A actually operates.

8.3 The two parties herein agree that this non-competitive agreement is applied to Party B only within the territory of China where Party A has or is proposed to set up sub-companies or subsidiaries.

Article 9 Intellectual Property

Party A and Party B agree that all invention creation achieved by Party B during the execution of this Contract and within the two years after the termination of this Contract that is satisfied with any of the following conditions shall be deemed as service invention and the ownership of such invention creation will fall into the hands of Party A:

9.1.1 The invention creation is acquired by Party B for completion of his or her own working duties;

9.1.2 The invention creation is acquired by Party B for completion of other works assigned by Party A;

9.1.3 The invention creation is acquired by Party B by taking advantage of information, technological information, management experience, materials, equipment, staffs, or capitals provided by Party A;

9.1.4 Other circumstances that may be deemed as service inventions.

9.2 The invention creation as described in article 9.1 include but not limited to the following categories:

9.2.1 Patent;

9.2.2 Trademark;

9.2.3 Papers, design draft, flow chart, etc;

9.2.4 Typical business management mode;

9.2.5 Business techniques or methods related to the business of Party A;

9.2.6 Intellectual fruits related to the business of Party A.

9.3 In case that the invention creation of Party B brings any additional economic benefits to Party A, Party A shall grant proper material bonus to Party B.

9.4 Provisions of 9.1 or 9.2 of this Article shall apply regardless of where such invention creation is invented or granted. Party B shall not use the excuse that the invention creation is not invented or granted within the territory of China as a defense.

Article 10 Confidentiality Clause

10.1 Party B undertakes to keep all the information concerning Party A’s commercial secrets known or aware of through the execution of this contract as confidential.

10.2 In case of conducting any of the following activities, Party B shall be deemed as the breach of the Contract herein:

10.2.1 Disclose any information concerning the commercial secrets of Party A to the public or any other third party orally or by the provision of relevant documents, resulting in the public or such third party’s knowledge of the whole or part of such information.

10.2.2 Disclose any information concerning the commercial secrets of Party A to the public through the broadcast, television, newspaper or other media, etc.

10.2.3 Any other activity that may make any information concerning the commercial secrets of Party A known or aware of by the public or any other third party.

10.3 Commercial secrets as described in this article shall refer to any information, plan, method, or scheme with regard to technology or business operation that are aware of by the public, able to bring forth economic benefits, provided with practicability and treated as confidential by Party A, including but not limited to, business guideline and plan, marketing strategy and plan, customer list, sales price of products, production cost of products, regulations and provisions, working flow and various kinds of financial data, etc.

10.4 The term of this confidentiality clause shall be extended for ten years after the termination of this Contract.

10.5 This confidentiality clause shall be effective regardless of the limitation of territory of China.

Article 11 Miscellaneous

11.1 Both parties agree that if during the probation period, any circumstance has occurred as prescribed in 2.3 of the Article 2 and a resolution on the employment of Party B has been made by the board of directors or relevant authorities, the probation period shall be terminated as from the date of validity of such employment document.

11.2 After the termination of this Contract, Party A may, according to the requirements of business management, disclose to relevant unit or staffs the fact of termination of employment relationship between the two parties with written notice or announcement and Party B shall not prevent with any reason, or lodge any rejection or lawsuit regarding to this matter, unless there exists any false or misleading statement in such notice or announcement.

11.3 After the termination of this Contract, Party A shall transfer without any delay or detention the personnel archive of Party B to relevant authorities and settle the relevant procedures without any conditions.

11.4 Party A will grant Party B with stock option in according with the stock option incentive system adopted for the senior management staffs by it under the conditions that may be permitted by laws, rule, regulations and relevant policies, etc.

11.5 Any amendment of this Contract shall be made effective in writing.

Article 12 Termination and Cancellation of Contract

12.1 This Contract may be terminated upon the occurrence of any one of the following circumstances:

12.1.1 The expiration of this Contract;

12.1.2 Party B's retirement and termination of this Contract upon consensus between Party A and Party B;

12.1.3 Party B is dead or has been announced as dead or lost by the people’s court;

12.1.4 Terminated according to the provision as set forth herein;

12.1.5 Declared to be terminated according to the award or similar documents issued by court, or Labor Dispute Arbitration Committee;

12.1.6 Party A has been dissolved or revoked in accordance with law or Party A determines for early dissolution;

12.1.7 Party A has been declared bankrupt in accordance with law;

12.1.8 Other circumstances specified by laws and regulations.

12.2 All provisions related to the settlement of disputes, aftermath of such disputes, matters regarding to a breach of the Contract will remain effective after the termination of this Contract.

12.3 Party B may terminate this Labor Contract at any time upon the occurrence of any one of the following circumstances:

12.3.1 Party B proves that Party A has not met the hiring conditions during the probation period;

12.3.2 Party B has violated the laws, regulations, the provisions of this Contract or regulations and provisions of Party A, having resulted in or likely to resulted in economic loss, or cause any damage to the reputation and other benefits of Party A;

12.3.3 Party B neglects his duty and is engaged in malpractice for personal gains, causing substantial loss to Party A;

12.3.4 Party B has simultaneously established labor relationship or other employment ties with any other company or unit;

12.3.5 Party B is proved to provide Party A with untrue identity, credentials, working experience or religious beliefs;

12.3.6 Party B is held criminally liable or under reeducation through labor in accordance with law.

12.4 Upon the occurrence of any one of the following circumstances, Party A may terminate this Contract, but must give Party B 30 days of written notice:

12.4.1 In the event that Party B becomes sick or suffers non-work related injuries, after Party B's medical leave has ended, Party B still has not recovered, or although Party B has recovered, Party B cannot perform the work on the original duty post or any other work arranged by Party A;

12.4.2 There have been major changes to in objective circumstances used as the basis for the execution of this Contract, rendering it impossible to perform the original Contract, and the parties are still not able to reach an agreement on changes to this Labor Contract after their consultations;

12.4.3 Party A is under the process of bankruptcy and reorganization;

12.4.4 Party A confronts with business operation difficulty and is satisfied with conditions to cut off staffs.

12.5 Upon the occurrence of any one of the following circumstances, Party A shall not terminate this Contract according to the provisions of 12.4 of this Article:

12.5.1 Party B is engaged in works of contacting with occupational disease harm and has not received any health examination before leaving his or her working post, or has been deemed as suspected patient with occupational disease who is under the process of diagnosis or medical observation;

12.5.2 Party B has had an occupational disease or injured when working for Party A and has been identified as disabled or partially disabled;

12.5.3 Female staff is on pregnancy, maternity or nursing leave;

12.5.4 Party B becomes sick or suffers non-work related injuries, which is within a prescribed medical treatment period;

12.5.5 Party B has worked for Party A for 15 years and will legally retire from the job within 5 years;

12.5.6 Other circumstance as may specified by laws, rules and regulations.

12.6 Upon the occurrence of any one of the following circumstances, Party B may terminate this Contract after giving a written notice to Party A:

12.6.1 Within the probation period;

12.6.2 Party A instructs Party B to conduct criminal activities;

12.6.3 Party A forces Party B to perform labor through force, threat or illegal restriction on Party B's personal freedom;

12.6.4 Rules and regulations promulgated by Party A is in the violation of laws, regulations of China and not to the benefit of Party B;

12.6.5 Party A fails to pay labor compensation or provide work conditions as set forth herein;

12.6.6 Party A does not pay social insurance contribution for Party B;

12.6.7 Other circumstance as may specified by laws, rules and regulations.

12.7 Party B may terminate this Contract, but must give Party A 30 days of written notice and shall reach an agreement with Party A on the matters related to indemnification duties.

Article 13 Breach of Contract and Liabilities for Breach of Contract

13.1 Unless otherwise described in this Contract, any party who violates any provision of this Contract shall bear relevant responsibilities to indemnify the other party for its economic losses arising from such violation of the Contract by such party.

13.2 In case that this Contract is terminated according to the stipulation of 12.3.2, 12.3.3, 12.3.4, 12.3.5 or 12.3.6 of Article 12.3, Party B shall indemnify Party A for its economic losses caused by such termination of the Contract.

13.3 In case that this Contract is terminated according to the provision of Article 12.4, Party A shall indemnify Party B economically. The indemnification standard is as follows:

a)

In case that Party B has worked for Party A for over one year, Party A shall pay Party B an amount equal to one month’s salary of Party B;

b)

In case that Party B has worked for Party A for over six months but less than one year, Party A shall pay Party B an amount equal to one month’s salary of Party B;

c)

In case that Party B has worked for Party A for less than six months, Party A shall pay Party B an amount equal to semi-month’s salary of Party B.

The above indemnification amount shall be paid up to Party B in a lump sum within 30 days as from the date when the responsibility of both parties are determined.

13.4 In case that this Contract is terminated by Party B according to the stipulation of 12.6.2, 12.6.3, 12.6.4, 12.6.5, 12.6.7 or 12.6.7 of Article 12.6, Party A shall indemnify Party B with an amount equal to two times of the amount that is paid by Party A to Party B as described in article 13.3.

13.5 The salary as described in this article 13.4 shall refer to the average amount of basic salary and position salary of the most current twelve months as set forth on the wage slip.

Article 14 Settlement of Disputes

In case that a labor dispute arises in connection with the interpretation and performance of the agreement, either of the two parties may submit the dispute to Labor Dispute Arbitration Committee in the place where Party A’s principle office is located for mediation. But if mediation fails or any of the two parties is unwilling to have mediation, either party is entitled to submit the dispute to Labor Dispute Arbitration Committee having jurisdiction for arbitration. In the event of rejecting the award, each party can submit it to the court for settlement.

Article 15 Governing Law

15.1 This Contract shall be governed, construed and executed in accordance with the laws of China.

15.2 Any matter not covered in this Contract shall be governed in accordance with the laws, rules and regulations of China and relevant applicable provincial or municipal regulations or provisions of where Party A’s principle office is located.

Article 16 Validity and Texts

16.1 This Contract shall take effect as from the date of signature by both parties.

16.2 The derogation of validity of any provision shall not affect the legal validity of the remaining provisions of this Contract.

16.3 This Contract is made in quintuplicate in simplified Chinese. Each party holds one, and others are filed with relevant authorities or government departments.

17 Supplementary Provisions

17.1 If the Contract herein is required to be approved or certified by any authorities of labor administration, Party A shall bear the responsibilities to settle the procedures and pay relevant expenses or fees involved.

17.2 All regulations or provisions made or implemented by Party A pursuant to the laws, rules, regulations and its articles of association and all agreements, contracts or other documents prepared and signed by both Party A and Party B during the execution of this Contract shall be both deemed as integral part of this Contract and shall have the same legal effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by them or their respective duly authorized officers as of the date first herinabove written.

Party A: DaLian Vitup Management Holdings Co., Ltd

Authorized Representative：____________________

                            Wang Shubin

Party B: Zheng Yan

Signature: ____________________

This Contract is made in Dalian, China by and between the two parties hereinabove.

2